EXHIBIT 99


                             INFORMATION STATEMENT

                      SPORTS ENTERTAINMENT ENTERPRISES, INC.
                                 SPIN-OFF OF
                          ALL-AMERICAN SPORTPARK, INC.

                       DISTRIBUTION OF 2,250,000 SHARES OF
                     ALL-AMERICAN SPORTPARK, INC. COMMON STOCK
               TO SPORTS ENTERTAINMENT ENTERPRISES, INC. SHAREHOLDERS


     We are sending this Information Statement to the shareholders of Sports Entertainment Enterprises, Inc. ("SPEN") because SPEN is spinning off the shares we hold in our All-American SportPark, Inc. majority owned subsidiary ("AASP"). We are effecting this spin-off by distributing 0.27658 shares of AASP common stock for each outstanding SPEN common share, amounting to a total of 2,250,000 shares of AASP common stock. The distribution is being made to holders of SPEN common stock as of the record date of May 3, 2002. The distribution is payable on May 8, 2002.

     AASP developed a concept for family-oriented sports-themed amusement parks named "All-American SportPark." The All-American SportPark was comprised of two components: The Callaway Golf Center and the All-American SportPark ("SportPark") amusement center. Collectively, the two properties completed a live-action, 65-acre, sports and entertainment venue located at the south end of the world famous Las Vegas "Strip" at the corner of Las Vegas Boulevard and Sunset Road. Due to the inability to achieve positive cash flow, the SportPark was disposed of in May 2001.

     The Callaway Golf Center, on 42 of the 65 acres, remains an operating business of AASP and is strategically positioned within a few miles of the largest hotels and casinos in the world. The Callaway Golf Center is also adjacent to McCarran International Airport.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved the AASP common stock being issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.












           The date of this Information Statement is May 8, 2002.

                         INFORMATION ABOUT THE
                 ALL-AMERICAN SPORTPARK, INC. SPIN-OFF

The Spin-Off

     On April 22, 2002, the SPEN board of directors approved the spin-off of AASP common stock held by SPEN to the holders of SPEN's common stock. To effect this spin-off, the SPEN board declared a dividend of the 2,250,000 shares of AASP common stock owned by SPEN, payable to holders of SPEN common stock. These shares represent about 66.2% of AASP's outstanding common stock. The distribution is payable on May 8, 2002, the distribution date, in the amount of 0.27658 shares of AASP common stock for each outstanding share of SPEN common stock.

     You will not be required to pay any compensation for the shares of AASP common stock distributed to you, nor will you be required to surrender or exchange your SPEN common stock to receive the AASP shares. However, you will be required to pay a $29.00 certificate issuance/mailing fee to obtain a certificate representing your shares if you desire one. Please see "When and How the Distribution is Being Made" below.

The Number of Shares You Will Receive

     For each share of SPEN common stock that you owned at 5:00 p.m. Mountain time on May 3, 2002, the record date, you have been allocated that number of AASP shares which is equal to the quotient of the total number of AASP shares to be distributed in the spin-off divided by the total number of SPEN common shares outstanding at 5:00 p.m. Mountain time on the record date. This calculation results in the distribution of 0.27658 AASP shares for each share of SPEN common stock, and is illustrated as follows:

Total number of AASP shares to be distributed       = 2,250,000  =  0.27658
---------------------------------------------------------------------------
Total number of SPEN common shares outstanding        8,135,097
at 5:00 p.m. Eastern time on the record date


When and How the Distribution is Being Made

     On May 8, 2002, SPEN released 2,250,000 shares of AASP common stock to Corporate Stock Transfer, Inc., the transfer agent for SPEN and AASP. As of 5:00 p.m., Mountain time, on May 8, 2002, the transfer agent caused the AASP shares to which registered holders of SPEN shares are entitled to be registered in their names. Many SPEN shareholders have their SPEN certificates held on account by stock brokerage firms. In those cases, the brokerage firms or their depository is the registered holder or "street name," and the AASP shares are being provided to the brokerage firm or depository who will credit their customers' accounts.

     If you are a registered holder of SPEN shares, you are now the registered holder of shares of AASP common stock. Although you are the registered holder of such shares, you will not receive a certificate for your AASP shares unless you request one and pay a $25.00 certificate issuance fee and a $4.00 certified mail fee. Enclosed with this Information Statement is a Certificate Request Form which you may use to request the issuance of a certificate. The Certificate Request Form includes information about the number of AASP shares you now own.



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     No fractional AASP shares have been issued in connection with the spin-off. Instead, fractional shares have been rounded to the nearest whole share. Because of the low market price of the AASP shares, it was determined that it would not make economic sense to pay cash in lieu of fractional shares.

U.S. Federal Income Tax Consequences

     Tax Treatment of Stock Distribution. We have not applied for, nor have we obtained, a private letter ruling from the U.S. Internal Revenue Service nor have we received an opinion of legal counsel as to the federal and state income tax consequences to our shareholders of the distribution by us of the shares of AASP common stock. However, we believe that such distribution will be treated as a taxable distribution of property under Section 301 of the Internal Revenue Code of 1986, as amended, which for convenience is referred to as the "Code." For purposes of Code Section 301, the distribution of shares of stock of another corporation is considered a distribution of property.

     While the distributions of the shares of AASP common stock will result in a partial liquidation of our assets, the transaction will not qualify for capital gains treatment as provided under the partial liquidation rules of Code Section 302(b)(4) due to the fact that our shareholders are not being requested to surrender any of their shares of our common stock in exchange for the shares of the AASP common stock, nor are our shareholders being requested to approve a plan of redemption of their stock or otherwise approve the proposed distributions. Nevertheless, the proposed distribution under the dividend rules of Code Sections 301(c) and 316(a) may have similar tax results for our non-corporate shareholders as those accorded to shareholders receiving a distribution of property which would otherwise be treated as a partial liquidation.

     Code Sections 301(c) and 316(a) require that the portion of a distribution which is made to the extent of

        * earnings and profits accumulated since the inception of our company; or

        * earnings and profits for our current taxable year (without reduction for any distributions made during the current taxable year) without taking into account the amount of earnings and profits at the time the distribution was made will be treated as a "dividend" and taxable as ordinary income and not at the more favorable tax rates accorded to long-term capital gains for those non-corporate shareholders who have held our stock from more than one year.

     As of December 31, 2001, we had an accumulated deficit on a consolidated basis of $18,240,000, and from January 1, 2002 to April 30, 2002, we have
incurred a loss on a consolidated basis.       If the fair market value of the
shares of the AASP common stock on the date of distribution to our shareholders had exceeded our tax basis (our cost) for such shares, under Code
Section 312(b), our earnings and profits for the current year would have been increased by the amount of such excess. Because our total tax basis in the shares of AASP common stock is approximately $2,500,000, we do not expect that

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the distribution of such shares will result in generating any earnings and profits for the current year. However, we can't be certain whether or not we will have current earnings and profits, on a consolidated basis, by the end of the current taxable year, as a result of our current activities or the activities of any corporation which may merge with us or a subsidiary of ours during the current year.

     Therefore, if we do have any current earnings and profits by the end of the taxable year, the distribution of the shares of AASP common stock will be taxable as a dividend at ordinary tax rates to the extent of such current earnings and profits. If we do not have any current earnings and profits as determined at the end of the current year, the distribution will not be taxable at ordinary rates.

     To the extent that the distribution is not made out of earnings and profits, the portion of the fair market value of the shares of AASP common stock not attributable to earnings and profits will be treated as a return of each shareholder's capital and as such will reduce the adjusted tax basis of our common stock owned by him or her. To the extent that the fair market value of the shares of AASP common stock distributed to each shareholder exceeds the adjusted tax basis of the SPEN common stock owned by him or her, such portion will be treated as a gain from the sale or exchange of property and will be entitled to long-term capital gain treatment if the SPEN shares are held by an individual or non-corporate shareholder as a capital asset (i.e., held for investment and not as dealer inventory) for a period of more than one (1) year.

     If any portion of the distributions is treated as a dividend taxable at ordinary rates to the extent previously discussed, that portion received by a domestic corporate shareholder will be eligible for the dividend received deduction under Code Section 243. If a domestic corporate shareholder owns less than 20% of our stock, the deduction will be 70% of the amount received as a dividend [80% if the domestic corporate shareholder owns 20% or more of our stock (by vote and value)].

     Tax Basis. Under Code Section 301(d), your tax basis in the shares of AASP common stock received by you will be equal to the fair market value of these shares as determined on the date of distribution.

     Holding Period. The holding period of the shares of AASP common stock received in the distribution will begin on the date that these shares are distributed to you.

     Subsequent Sale of AASP Stock. If you sell your shares of AASP common stock at any time subsequent to the date you receive such shares, you will recognize gain or loss in the amount equal to the difference between the amount of proceeds received from the sale and the tax basis allocated to the shares sold by you. The gain or loss will be a capital gain or loss provided the shares are held by you as a capital asset (as an investor and not as a dealer). If the shares of AASP common stock are held by you for more than one year after the date of the distribution, such gain or loss will be taxable as a long-term capital gain or loss.

     State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of AASP common stock.


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     Tax Return Statement.  Code Section 6042 and the U.S. Treasury
Regulations adopted under that provision require us to prepare and file with the Internal Revenue Service a detailed statement on Form 1099-DIV setting forth certain information regarding the distribution and to furnish you this statement on or before January 31, 2003, to enable you to report the distribution on your U.S. federal income tax return for 2002, the year in which the distribution of the shares of AASP common stock occurs. We may be required to withhold 31% of any payment made to you if you fail or have failed to furnish your taxpayer identification number to us, or the IRS notifies us that your number is incorrect or informs us that you are subject to backup withholding because you failed to report interest or dividends in prior taxable years or you fail to certify that you are not subject to backup withholding when certification is required.

     The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to shareholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Code. All shareholders should consult their own tax advisors as to the particular tax consequences to them of the stock distribution, including the state, local and (if applicable) foreign tax consequences.

                            INFORMATION ABOUT AASP

Overview of AASP

     AASP developed a concept for family-oriented sports-themed amusement parks named "All-American SportPark." The All-American SportPark was comprised of two components: The Callaway Golf Center and the All-American SportPark amusement center. Collectively, the two properties completed a live-action, 65-acre, sports and entertainment venue located at the south end of the world famous Las Vegas "Strip" at the corner of Las Vegas Boulevard and Sunset Road. Due to the inability to achieve positive cash flow, the All-American SportPark was disposed of in May 2001.

     The Callaway Golf Center, on 42 of the 65 acres, remains an operating business of AASP and is strategically positioned within a few miles of the largest hotels and casinos in the world. The Callaway Golf Center is also adjacent to McCarran International Airport.

     The Callaway Golf Center includes a 110-station, two-tiered driving range, a lighted nine hole, par three golf course, and a 20,000 square foot clubhouse which includes three tenant operations: (a) the St. Andrews Golf Shop featuring the latest in Callaway Golf equipment and accessories, (b) the Bistro 10 restaurant and bar, and (c) the Giant Golf teaching academy for group and individual golf instruction.

     As is more fully disclosed in AASP's Annual Report on Form10-KSB for the year ended December 31, 2001, AASP has encountered financial difficulties since the opening of the All-American SportPark in October 1998. It opened with much less financing than originally envisioned and attendance never achieved forecasted levels. This eventually resulted in AASP being unable to make loan payments on a mortgage secured by the SportPark, or rent to the landlord of the property. Ultimately, the President of SPEN, who had pledged additional collateral to secure the mortgage, was forced to liquidate that collateral to satisfy the loan. In June 2001, the landlord entered into a

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settlement agreement with AASP with regard to the lease in which the land lease for the SportPark was terminated and all improvements transferred to the landlord. The landlord also received a 35% interest in the Callaway Golf Center.

Background of the Separation of AASP and SPEN

     AASP has been a subsidiary of SPEN since 1988, when it was acquired from Vaso Boreta, President of SPEN. At that time, AASP was selling franchises for the "Las Vegas Discount Golf & Tennis, Inc." retail store concept. At the time the franchise business was sold in February 1997, AASP had 43 franchised stores in operation. After that time, AASP began developing the All-American SportPark concept described above.

     Aside from its ownership of a majority of AASP, SPEN has continued to operate a "Las Vegas Discount Golf & Tennis" store on Rainbow Boulevard in Las Vegas, Nevada. Because AASP no longer franchises golf and tennis stores, the business operations of AASP and SPEN no longer have much in common.

     Due to the financial difficulties experienced by AASP, and the limited operations of SPEN's retail store on Rainbow Boulevard, management of SPEN has determined that it would be in the best interests of SPEN and its shareholders to seek out and pursue a business combination transaction with an existing private business enterprise that might have a desire to take advantage of SPEN's status as a public corporation. At this time, management does not intend to target any particular industry but, rather, intends to judge any opportunity on its individual merits. Any such transaction will likely have a dilutive effect on the interests of SPEN's stockholders that will, in turn, reduce each shareholder's proportionate ownership and voting power in SPEN.

     As part of this strategy, the Board of Directors has approved the distribution of all of the AASP shares held by SPEN to our shareholders. In addition, management intends to sell the Rainbow retail store to Voss Boreta, President of SPEN. The Board of Directors intends to call a special meeting of SPEN's shareholders to consider the approval of the sale of the store in late June or early July 2002.

     There is no assurance that SPEN will acquire a favorable business opportunity through a business combination. In addition, even if SPEN becomes involved in such a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of SPEN's common stock will be increased thereby.

     SPEN has no commitments to enter into or acquire a specific business opportunity and therefore can disclose the risks of a business or opportunity that it may enter into in only a general manner, and cannot disclose the risks of any specific business or opportunity that it may enter into.










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                    INFORMATION ABOUT AASP COMMON STOCK

AASP Common Stock

     The authorized capital stock of AASP includes 10,000,000 shares of $.001 par value common stock of which 3,400,000 shares are currently outstanding, and 5,000,000 shares of preferred stock of which no shares are currently outstanding. All shares have equal voting rights and, when issued, are fully paid and nonassessable. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock of AASP could, if they chose to do so, elect all the Directors of AASP.

     Upon liquidation, dissolution or winding up of AASP, the assets of AASP, after the payment of liabilities, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of AASP and have no right to require AASP to redeem or purchase their shares. The shares of common stock presently outstanding are fully paid and nonassessable.

     Holders of AASP common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of AASP, out of funds legally available therefor. AASP has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Market for AASP Common Stock

     AASP's common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "AASP." The following table sets forth the closing high and low sales prices of the common stock for the periods indicated:

                                                 High     Low

     Year Ended December 31, 2002:
          First Quarter                         $0.05     $0.03

     Year Ended December 31, 2001:
          First Quarter                         $0.19      $0.05
          Second Quarter                        $0.09     $0.04
          Third Quarter                         $0.08     $0.03
          Fourth Quarter                        $0.08     $0.03

     Year Ended December 31, 2000:
          First Quarter                         $2.125     $1.125
          Second Quarter                        $1.125     $0.625
          Third Quarter                         $1.250     $0.625
          Fourth Quarter                        $1.031     $0.063

     On April 30, 2002, the closing price of AASP's common stock was $0.04.







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AASP Transfer Agent

     The transfer agent and registrar for AASP's common stock is Corporate Stock Transfer, Inc. You may contact the transfer agent and registrar at the following address:

                         Corporate Stock Transfer, Inc.
                         3200 Cherry Creek Drive South, Suite 430
                         Denver, Colorado  80209

Available Information

     AASP and SPEN are each subject to the informational reporting requirements of the Securities and Exchange Act of 1934, as amended, and, accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. AASP has been subject to the Securities and Exchange Act reporting requirements for more than 90 days and is current in its reporting. If you would like more information about AASP, we urge you to read AASP's reports filed with the SEC.

     You may read and copy AASP and AASP reports at the public reference facilities at the SEC at 450 Fifth Street, N.W., Washington, D.C. You may also inspect these reports at the SEC website at http://www.sec.gov, or you may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.






























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